UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2006 (April 13, 2006)

Hughes Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51784	13-3871202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland	20876 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (301) 428-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

A. Indenture and Registration Rights Agreement.

On April 13, 2006, Hughes Communications, Inc. (the “Company”) announced that its subsidiaries, Hughes Network Systems, LLC (“HNS”) and HNS Finance Corp. (together with HNS, the “Issuers”), completed the private offering of $450,000,000 aggregate principal amount of 9 1/2% senior notes due 2014 (the “Notes”) pursuant to the terms of a purchase agreement, dated as of April 6, 2006, by and among the Issuers, certain subsidiaries of HNS, as guarantors (the “Guarantors”), and the initial purchasers party thereto (the “Initial Purchasers”). The Initial Purchasers or their affiliates have from time to time provided, and may in the future provide, investment banking, financial advisory or other services to the Company, HNS and its subsidiaries for which they have received or expect to receive customary fees and expenses. Certain of the Initial Purchasers were lenders under HNS’ first and second lien term facilities and continue to be lenders under HNS’ amended revolving credit facility described below.

The Notes are governed by the terms of the Indenture, dated as of April 13, 2006, among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Issuers will pay interest on the Notes on April 15 and October 15 of each year, beginning on October 15, 2006. The Notes will mature on April 15, 2014. The Notes are redeemable at the Issuers’ option prior to maturity. The Indenture contains negative covenants which restrict the ability of HNS and its restricted subsidiaries to engage in certain transactions and customary events of default.

The Issuers’ obligations under the Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of HNS’ current and future domestic subsidiaries that guarantee any of its indebtedness or indebtedness of other subsidiary guarantors, including HNS’ revolving credit facility.

The Notes and guarantees thereof are senior unsecured obligations of the Issuers and the subsidiary guarantors and rank equally in right of payment with all of the Issuers’ and the subsidiary guarantors’ existing and future senior unsecured indebtedness, and senior to all of the Issuers’ and the subsidiary guarantors’ future senior subordinated and subordinated indebtedness. The Notes and guarantees thereof are effectively subordinated to all of the Issuers’ and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the collateral securing such indebtedness. The Notes are structurally subordinated to all existing and future liabilities, including trade payables, of HNS’ subsidiaries that do not issue guarantees of the Notes.

The Issuers used a portion of the net proceeds of the offering of the Notes to repay all of HNS’ existing term loan borrowings under its first and second lien credit facilities. The remainder of the net proceeds of the offering are available for use by HNS for general corporate purposes. As a result of HNS completing its obligations thereunder, the Second Lien Credit

Agreement, dated as of April 22, 2005, as Amended and Restated as of June 27, 2005, among HNS, as borrower, the lenders parties thereto, Bear Stearns Corporate Lending, Inc., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint book managers, was terminated.

In connection with the issuance of the Notes, the Issuers, the Guarantors and the Initial Purchasers entered into a registration rights agreement, dated as of April 13, 2006 (the “Registration Rights Agreement”), pursuant to which the Issuers have agreed, among other things, to offer to exchange the Notes for a new issue of substantially identical notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). In the event the Issuers breach their obligations under the Registration Rights Agreement to consummate the registered exchange offer or file a shelf registration statement under certain circumstances, the Issuers will be obligated to pay liquidated damages to holders of Notes in an amount equal to 0.25% per annum of the principal amount of the Notes, which amount will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults under the Registration Rights Agreement have been cured, up to a maximum amount of 1.00% per annum.

The Notes were offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A of the Securities Act and in offshore transactions to non-United States persons in reliance on Regulation S of the Securities Act. The offering of the Notes was not registered under the Securities Act, and the Notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent such registration or an applicable exemption from such registration requirement. This report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Copies of the Indenture and the Registration Rights Agreement, attached hereto as Exhibits 4.1 and 10.1, respectively, are incorporated herein by reference. The descriptions of the Indenture and the Registration Rights Agreement contained herein are qualified in their entirety by the full text of such exhibits. The Company’s press release announcing the completion of the offering of the Notes is attached as Exhibit 99.1 and is incorporated herein by reference.

B. Amended Revolving Credit Facility.

In connection with the sale of the Notes, HNS amended certain covenants and pricing terms of its $50.0 million revolving credit facility pursuant to an amendment and restatement of the credit agreement governing this credit facility, dated as of April 13, 2006, among HNS, the lenders party thereto from time to time, Bear Stearns Corporate Lending, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bear, Stearns & Co. Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book managers (the “Amended Revolving Credit Facility”). Under the Amended Revolving Credit Facility, the interest rates with respect to the revolving loans will be based on, at HNS’ option, the ABR rate plus 1.50% or LIBOR plus 2.50%. However, any overdue principal or other amounts owing under the Amended Revolving Credit Facility will bear interest at a higher rate. The Amended Revolving Credit Facility is guaranteed by HNS’ existing and future direct and indirect wholly-owned domestic subsidiaries (other than HNS’ license subsidiaries and receivables subsidiaries). The Amended Revolving Credit Facility is secured by a pledge of HNS’ stock and the stock of each of its wholly-owned U.S. subsidiaries and 65% of the capital stock of its first-tier, direct foreign subsidiaries. In addition, the collateral for the Amended Revolving Credit Facility includes substantially all of HNS’ other domestic tangible and intangible assets. The Amended Revolving Credit Facility contains certain customary representations and warranties and restrictive covenants.

A copy of the Amended Revolving Credit Facility, filed as Exhibit 10.2 hereto, is incorporated herein by reference. The description of the Amended Revolving Credit Facility contained herein is qualified in its entirety by the full text of such exhibit.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)	See Item 1.01, which is incorporated herein by reference.

Section 2 – Regulation FD

Item 7.01	Regulation FD Disclosure.

See Item 1.01(A), which is incorporated herein by reference, with respect to the completion on April 13, 2006 of the Issuers’ previously announced private offering of the Notes.

The information contained in this Item 7.01, including the related press release filed as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index on page 5 hereof, which is incorporated by reference in this Item 9.01(d).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Communications, Inc.

Date: April 17, 2006	By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of April 13, 2006 between Hughes Network Systems, LLC, HNS Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of April 13, 2006, by and among Hughes Network Systems, LLC, HNS Finance Corp., the guarantor subsidiaries of Hughes Network Systems, LLC party thereto and Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Banc of America Securities LLC.

10.2	Credit Agreement dated as of April 22, 2005, as amended and restated as of June 27, 2005 and as further amended and restated as of April 13, 2006, among Hughes Network Systems, LLC, the lenders party thereto from time to time, Bear Stearns Corporate Lending Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bear, Stearns & Co. Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book managers.

99.1	Press release dated April 13, 2006 issued by Hughes Communications, Inc. regarding the closing of the senior notes offering.

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